Exhibit 10.1

                      FINANCIAL CONSULTING AGREEMENT

     THIS AGREEMENT is made and entered into as of this 28th day of October, 1997, and is made by and between Worldwide Corporate Finance, a California corporation (hereinafter, "Consultant") and Butler National Corporation, a Delaware corporation (hereinafter, the "Company").

                             WITNESSETH:

     WHEREAS, the Company is desirous of obtaining financial advice and business consulting services (hereinafter, the "Services");

     WHEREAS, Consultant is experienced in providing financial advice and business consulting services such as the Services desired by the Company;

     WHEREAS, the Company desires to retain Consultant and Consultant desires to be retained to provide the Services to the Company;

     WHEREAS, Consultant will devote substantial time and incur substantial expense in connection with the provision of the Services to the Company, under and pursuant to the terms of this Agreement: and,

     WHEREAS, in consideration for Consultant agreeing to devote the time and incur the expense in performing the Services under and pursuant to the terms of this Agreement, the Company agrees to pay Consultant the considerations called for in this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth. the Company and Consultant hereby agree as follows:


                               AGREEMENT

     Section 1. CONSULTING SERVICES. Consultant shall provide to the Company, when and as requested by the Company, from time to time and during normal business hours, financial advice and business-consulting services concerning, but not limited to:

     (i) acting as the liaison for the Company with respect to any investment bankers, institutional investors, selling agents and/or broker-dealers utilized by the Company, including the coordination of all selling efforts of the Company's securities and the creation of selling groups and/or of selling syndicates;

     (ii) engaging market makers for the Company's traded securities;

     (iii) evaluating financing proposals the Company may receive;

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     (iv) participating in the selection and supervision of legal counsel and auditors for the Company which counsel and auditors must be deemed qualified by Consultant to perform the services required of them;

     (v) supervising shareholder and investor relations, including the hiring of a financial public relations firm and participating in the preparation of annual reports and other press or public releases of information;

     (vi) providing long-term business, managerial and financial planning; and,

     (vii) investigating and analyzing corporate reorganization and expansion, with merger/acquisition opportunities.


      Section 2. OTHER SERVICES. In connection with the Services to be provided by Consultant, Consultant shall assist the Company in the accumulation of any due diligence material and in the preparation of any and all documents on behalf of the Company as deemed necessary and appropriate by Consultant. Notwithstanding the foregoing, Consultant shall be under no obligation to provide Services for any minimum number of hours per month during the term hereof. Any other services requested by the Company, such as, for example, rendering opinions on specific transactions, shall be the subject of separate agreements between the Company and Consultant if not otherwise covered hereunder.


     Section 3. TERM OF AGREEMENT. This Agreement shall become effective as of the date first written above and shall continue for a period of Two (2) Years thereafter (hereinafter, the 'Term"), at which time this Agreement shall automatically expire.


     Section 4. SCOPE OF RETENTION. The Company hereby retains Consultant as its non-exclusive financial advisor and business consultant during the Term of this Agreement. In the event that the Company does not call upon Consultant to perform Services during the Term of this Agreement, the Company shall nonetheless remain liable to pay the fees as set forth in Sections 5 and 6 hereof.


     Section 5.     INITIAL COMPENSATION. As the initial
compensation for the Services, the Company shall pay Consultant upon execution of this Agreement the sum of Two Hundred Twenty Five Thousand Dollars ($225,000), which sum shall be treated as a non-refundable retainer (the "Retainer"). Consultant has elected to receive payment of the Retainer in a non-cash transaction in which the fee set forth in this Section 5 shall be considered paid in full by delivery to Consultant the amount of Two Hundred Fifty Thousand (250,000) shares of the Company's common stock (hereinafter, the '"Shares""), which Shares shall be included by the Company in a registration statement on Form S-8 which the Company shall file, with counsel selected and paid for by Consultant, with the Securities and Exchange Commission (hereinafter, the '"SEC"") to register those Shares as soon as the Company may lawfully do so.

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      Section 6.  ADDITIONAL COMPENSATION. In addition to the
Retainer payable pursuant to Section 5 hereof, Consultant shall be compensated with options (collectively, the '"Options") as follows:

     (i) One Hundred Thousand (I 00,000) options (hereinafter, the "First Options") each of these First Options entitling Consultant to purchase One (1) Share at the price per Share equal to One Dollar ($1.00);

     (ii) One Hundred Thousand (100,000) additional First Options each of these additional First Options entitling Consultant to purchase One (1) Share at a price per Share equal to One Dollar Fifteen Cents ($1.15);

     (iii) One Hundred Thousand (100,000) options (hereinafter, the "Second Options") each of these Second Options entitling Consultant to purchase One (1) Share at a price per Share equal to One Dollar Thirty Cents ($1.30);

     (iv) One Hundred Thousand (100,000) additional Second Options each of these additional Second Options entitling Consultant to purchase One (1) Share at a price per Share equal to One Dollar Forty Five Cents ($1.45); and,

     (v) One Hundred Thousand (100,000) additional Second Options each of these additional Second Options entitling Consultant to purchase One (1) Share at a price per Share equal to One Dollar Seventy Five Cents ($1.75).

The First Options shall be exercisable from the date first written above and for a period of Ninety (90) Days thereafter. The Second Options shall be exercisable from the date first written above and for a period of Two (2) Years thereafter.

The Company shall undertake to file a registration statement on Form S-8, with counsel selected and paid for by Consultant, to register with the SEC the Shares underlying the First Options and the Second Options as soon as the Company may lawfully do so.


      Section 7. PAYMENT OF REASONABLE COSTS. Consultant shall pay for all its out-of-pocket expenses, including its travel and entertainment, incurred by Consultant in connection with the performance of the Services pursuant hereunder. All fees and disbursements of counsel and of auditors for engagements specific to the Services provided, if any, must be approved in writing by the Company and shall be the subject of separate agreements if not otherwise covered hereunder.


     Section 8. NON-CIRCUMVENTION. This Agreement requires the services of third parties such as market makers, broker-dealers or financial institutions (hereinafter, collectively, the "Source") doing business with Consultant pursuant hereunder. Prior to engaging any Source on behalf of' the Company Consultant will identify such Source in writing to the Company, and the Company shall have Five (5) Business Days to inform Consultant that such Source is already known to the Company.

The Company warrants that it shall not and shall use reasonable efforts to cause its partners, officers, employees, affiliates or associates to not, during the Term and for a period of Two (2) Years following the termination or expiration of this Agreement:

     (i) disclose to any other party the identity of any such Source not already known to the Company; and,

     (ii) make any contact, or otherwise become involved in any transaction, with any such Source not already known to the Company for or on behalf of the Company.

The Company agrees that any such unauthorized disclosure and/or contact will cause irreparable harm and significant financial injury to Consultant and that, should legal action be required by Consultant to remedy any harm and/or financial injury, the financial burden of costs and remedies shall be borne by the Company.


     Section 9. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.


     Section 10. EXPERT TESTIMONY. Should Consultant or any of its employees, contractors or affiliates be required to testify in the event of any litigation relating to matters with respect to which Consultant has expertise, such as, for example. matters similar to the Services pursuant hereunder, the Company agrees to pay Consultant or its designee, the Per Diem rate customary for experts providing such expert testimony in the jurisdiction where such testimony is to be provided, plus reasonable out of pocket expenses, for all the time required for such testimony.


     Section 11. INDEMNIFICATION. The Company agrees to indemnify and hold Consultant and all of its officers, directors, employees, affiliates and agents harmless from and against any and all manner of actions, causes of action, claims, demands, costs, damages, liabilities, losses, obligations and expenses (including actual attorneys'' fees) arising or resulting from or related to Consultant's performance of the Services pursuant hereunder, unless they are due to breach of this Agreement or gross negligence or willful misconduct of Consultant.

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     Section 12.     INDEPENDENT CONTRACTOR.  Consultant and the Company
hereby acknowledge and agree that Consultant is an independent contractor and is not a licensed broker- dealer. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of, or a joint venturer with the Company. In addition, Consultant shall take no action which binds, or purports to bind, the Company.



     Section 13. LAW; FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware. The parties agree that any dispute arising under or with respect to or in connection with this Agreement, whether during the Term of this Agreement or at any subsequent time, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the American Arbitration Association and the proceedings taking place in Los Angeles, California.



     Section 14. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, or sent by express mail or telegram, or transmitted by fax or e-mail, addressed as set forth herein below.


     If to Consultant:

     Worldwide Corporate Finance
     15760 Ventura Boulevard, Suite 1020
     Encino, CA 91436
     Phone:   1-818-783-0054
     Fax:     1-818-783-1120
     Attn:    President


     If to the Company:

     Butler National Corporation
     1546 East Spruce Road
     Olathe, KS 66061
     Phone:   1-913-780-9595
     Fax:     1-913-780-5088
     Attn:    President


The parties may change their address to any other address as shall be furnished by written notice from any party changing address to the other party in the manner for giving notices as set forth in this Section 14. Any notice or communication given pursuant hereunder shall be deemed to have been given as of the date so delivered, sent, or transmitted.

          Section 15. ATTORNEYS' FEES. In the event that any party institutes any action to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

          Section 16. CONFIDENTIALITY. Each party hereto agrees with the other party hereto that, unless and until mutually agreed upon, they and their representatives will hold in strict confidence all data and information obtained with respect to the other party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:

          (i) to the extent such data or information are a matter of public knowledge or are required by law to be published; and,

          (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

          Section 17. TERMINATION. This Agreement may be terminated by Consultant during the Term hereof by notice to the Company in the event that the Company shall have provided materially inaccurate or misleading information, of any type or nature, to the Consultant, or failed or been unable to comply in any material respect with any of the terms. conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times, if any. herein provided for, unless compliance therewith or the performance or satisfaction thereof shall have been expressly waived by Consultant in writing.

Any termination of this Agreement pursuant to this Section 1 7 shall be without liability of any character (including. but not limited to, loss of anticipated profits or consequential damages) on the part of the Company, except that the Company shall remain obligated to pay the fees, other compensation and costs otherwise to be paid, as set forth in Sections 5, 6 and 7 hereof.

This Agreement may be terminated by the Company for 'Cause" by notice to Consultant in the event of:

          (i) the failure by Consultant to perform its material duties hereunder which failure continues for not less than Thirty (30) Days after written notice from the Company is given to Consultant specifying such failure.

Upon termination of this Agreement by the Company for Cause, Consultant shall return to the Company a number of Shares calculated by multiplying the number Three Hundred Forty Two (342) by the number of' calendar days remaining between the date of termination and the expiration of the Term: additionally, all Options not exercised by Consultant as of the date of termination shall be null and void.


     Section 18. THIRD PARTY BENEFICIARIES. This Agreement is solely among and between Consultant and the Company and, except as specifically provided herein, no creditor, director, Officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.


     Section 19. SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the consummation of the transactions herein contemplated.


     Section 20. AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith. and no waiver by any party of the performance of any obligation by the other party shall be construed as a waiver of the same or any other obligation or default then. theretofore, or thereafter occurring or existing. At any time during the Term this Agreement may be amended by a written amendment executed by the parties hereto. with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a written notice executed by the waiving or extending party.


     Section 21.  INCORPORATION OF RECITALS.   All of the recitals
hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.


     Section 22. HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only, do not form a part hereof, and in no way modify, interpret or construe the meaning of this Agreement.


     Section 23. BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their assigns permitted hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

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      Section 24.  SEVERABILITY. In the event that any particular provision or provisions of' this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect and be binding upon the respective parties hereto.


      Section 25.  NO STRICT CONSTRUCTION. The language of this
Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or the terms or conditions hereof.


      Section 26. EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each:

     (i)     has fully and carefully read and considered this Agreement;

     (ii) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this Agreement and all terms and conditions hereof;

     (iii) has been afforded the opportunity to negotiate as to any and all terms hereof; and,

     (iv) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.


     Section 27. - ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof and there are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.


                BALANCE OF PAGE LEFT BLANK INTENTIONALLY

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IN WITNESS WHEREOF the parties hereto have executed or caused this Agreement to be
executed as of the date first written above.


"Consultant":


Worldwide Corporate Finance

      /S/ Michael M. Markow
by:    Michael M. Markow
its:   President




"Company":     -


Butler National Corporation

        /S/ Clark D. Stewart
by:     Clark D. Stewart
its:    President and CEO